UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

SMARTFINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37661	62-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600	37919
Knoxville, Tennessee	(Zip Code)
(Address of principal executive offices)

(865) 437-5700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SMBK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

The 2022 annual meeting of shareholders (the “Annual Meeting”) of SmartFinancial, Inc. (the “Company”) was held on May 26, 2022.  Of the 16,893,282 shares of common stock of the Company outstanding as of the record date for the Annual Meeting, 13,381,459 shares, or 79.21%, were present at the meeting in person or by proxy.  At the Annual Meeting, Cathy G. Ackermann, Victor L. Barrett, William (“Billy”) Y. Carroll, Jr., William (“Bill”) Y. Carroll, Sr., Ted C. Miller, David A. Ogle, Ottis H. Phillips, Jr., John Presley, Steven B. Tucker, Wesley M. (“Miller”) Welborn, Keith E. Whaley, O.D., and Geoffrey A. Wolpert were elected as directors of the Company, to serve in such capacity until the 2023 annual meeting of Company shareholders. Additionally, at the Annual Meeting, the Company’s shareholders ratified the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

The shareholders also ratified the proposal to approve, on a non-binding advisory basis, the compensation of SmartFinancial’s named executive officers.

Furthermore, the Company’s shareholders selected, on a non-binding, advisory basis, an annual vote for the frequency at which the Company will hold future votes on the compensation of the Company’s named executive officers. In light of this recommendation from the Company’s shareholders, the Company has determined that it will include a non-binding, advisory shareholder vote on the compensation of the Company’s named executive officers in the Company’s proxy materials every year until the next required advisory vote on the frequency of future advisory votes on named executive officer compensation, which will occur no later than the Company’s Annual Meeting of Shareholders in 2028.

The final voting results for each proposal put to a vote at the Annual Meeting, all of which proposals were described in the Proxy Statement, are set forth below.

Proposal 1: Election of Directors.  The Company’s shareholders elected each director nominee by the vote indicated for each such nominee below:

NAME	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Cathy G. Ackermann	9,686,428	356,360	3,338,671
Victor L. Barrett	8,517,376	1,525,412	3,338,671
William ("Billy") Y. Carroll Jr.	9,551,906	490,882	3,338,671
William ("Bill") Y. Carroll Sr.	9,511,386	531,402	3,338,671
Ted C. Miller	9,264,427	778,361	3,338,671
David A. Ogle	6,997,854	3,044,934	3,338,671
Ottis H. Phillips, Jr.	7,079,242	2,963,546	3,338,671
John Presley	9,540,202	502,586	3,338,671
Steven B. Tucker	8,350,368	1,692,420	3,338,671
Wesley M. ("Miller") Welborn	9,508,729	534,059	3,338,671
Keith E. Whaley, O.D.	9,262,240	780,548	3,338,671
Geoffrey A. Wolpert	8,514,578	1,528,210	3,338,671

Proposal 2: Ratification of Independent Registered Public Accounting Firm.  The Company’s shareholders ratified the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, by the following vote:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
13,371,377	42	10,040	-

Proposal 3: Advisory Vote on the Compensation of SmartFinancial’s Named Executive Officers.  The Company’s shareholders ratified the advisory vote on the compensation of SmartFinancial’s named executive officers, by the following vote:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
9,877,355	157,468	7,965	3,338,671

Proposal 4: Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation.  The Company’s shareholders  selected, on a non-binding, advisory basis, an annual vote on the frequency of an advisory vote on executive compensation, by the following vote:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTENTIONS
9,331,022	61,420	619,861	30,485

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.
Date: May 27, 2022
	By:	/s/ William Y. Carroll, Jr.
	Name:	William Y. Carroll, Jr.
	Title:	President & Chief Executive Officer